NETSCOUT

DANAHER

Tektronix communications

FLUKE networks

ARBOR

1 NetScout Announces the Acquisition of the Communications Business of Danaher Corporation October 13, 2014 Exhibit 99.2

Additional Information and Where You Can Find It
NetScout will file a Registration Statement on Form S-4 containing a proxy statement/prospectus of
NetScout and other documents concerning the proposed acquisition with the Securities and Exchange
Commission (the “SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by NetScout with the SEC at the SEC’s website at
www.sec.gov.
The
proxy statement/prospectus and other documents may also be obtained for free by contacting Andrew
Kramer, Vice President of Investor Relations, by telephone at 978-614-4000, by email at
ir@netscout.com,
or by mail at Investor Relations, NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886.
This communication is not a solicitation of a proxy from any security holder of NetScout. However,
NetScout, Danaher and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NetScout’s stockholders in connection with the proposed transaction. Information about NetScout’s directors and executive officers and their beneficial ownership of
NetScout’s common stock may be found in its definitive proxy statement relating to its 2014 Annual
Meeting of Shareholders filed with the SEC on July 24, 2014. This document can be obtained free of charge from the SEC website at
www.sec.gov.

Safe Harbor & Non-GAAP Financial Metrics
Forward Looking Statements: Forward-looking statements in this communication are made pursuant to the safe harbor provisions of Section
21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this communication, which are not strictly historical statements. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include the failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder or regulatory approvals; the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; failure to consummate or delay in consummating the transaction for other reasons; our ability to retain key executives and employees; slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the
Company’s network performance management solutions, the presence of competitors with greater financial resources than ours and their strategic response to our products; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies.
For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this communication or with respect to the announcements described herein.
Regulation G Disclosure: This presentation makes reference to certain non-GAAP measures such as non-GAAP revenue and non-GAAP earnings per share.  These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate
NetScout’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP. NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business.  NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s
acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results.   Furthermore, NetScout
believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations. NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting. The reconciliation of these non-GAAP metrics to the comparable GAAP metrics are set forth in the accompanying tables in the index of this presentation and are available on our website at
http://ir.netscout.com.

The Combination – Transaction Rationale
Creating Value for Our Customers, Shareholders and Employees
• Comprehensive solutions addressing Enterprise and Service Provider needs
• Spans Network Performance Analytics, Service Assurance and Cyber
Intelligence, with a single, cost effective instrumentation
• Next-Gen Platform providing compelling technology and value proposition
• More global, more diverse and larger scale
• Enhances customer mindshare in a broader installed base
• Expands sales and channel presence worldwide
• Triples revenues to exceed $1.2bn on a non-GAAP basis, continued leadership in multiple markets
• Accretive to non-GAAP earnings in the first full year of operations
• Notable synergies opportunities
• Minimal capital requirements and substantial free cash flow
Best-In-Class
Solutions
Complementary
Customer Base
and Global
Footprint
Financially
Compelling

NetScout 3.0 – A Journey We Started 3 Years Ago
Our mission is to leverage nGeniusOne with
‘ASI
Inside’
to
Enable Enterprise and Service Providers to realize maximum
benefit with minimal risk from technology advances, such as IP convergence, NFV, SDN, Virtualization, Cloud, Mobility, BYOD and the evolving Internet
by
Proactively Monitoring and Managing the inherent complexity in a cost-effective manner

Our Value Proposition for IT Operations
Playing Offense, Not Defense
Incident
nGeniusONE  with ASI Inside
Service Dashboard
Network  Dashboard
Session
Analysis
Packet
Analysis
Component Performance
Management
IP Traffic Deep Dive
Problem Problem
solved solved
Service Monitors
Traffic Monitors
Dependency Mapping
UMC/OSS
NetScout  Enables Proactive Network, Service and UC Triage

Non-GAAP Annual Revenue
($MM)

$500
$450
$400
$350
$300
$250
$200
290
309
352
397
7%
14%
13%
13 - 17%
$450 - $465(1)
FY '11
FY '12
FY '13
FY '14
FY '15

Non-GAAP EPS

$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$1.04
$1.10
$1.32
$1.53
6%
20%
16%
14 - 18%
$1.74 - $1.81(1)
FY '11
FY '12
FY '13
FY '14
FY '15

Strong, Consistent and Profitable
Growth
NetScout 3.0 Timeline:
Conceived,
November 2011
nG1
FCS,
July 2013
ASI
Patent,
December 2013
Broad customer adoption
Guidance for FY15: 18% - 23%
product revenue growth
(1)
Success So Far
(1) Guidance provided on July 17, 2014..

8 Building the ASI Sensor Network For Next Generation Big Data Analytics

9 Big Data, BI and Cyber Security Strategy IBM Cognos SAP Business Objects Oracle BI Big Data Analytics ASI Data Cyber Analytics ASI Data Third Party Security Analytics

IT Management Industry is Prime for Transformation
NetScout is leading the way…
•
Massive infrastructure refresh during the last decade
Internet, iPhone, Mobility, BYOD
Cloud, Virtualization, SDN
Voice, Cable, IP Convergence
10G, 100G…
• Missing holistic management
Current solutions offer limited capability (component management), ineffective deployment and poor quality data feeds into ‘Big Data’
analytics
‘Good Data With  Good Analytics’ is the winning strategy

$10B

NPM	$1B
Packet Flow Switches	$.5B
Service Provider	$1B
APM	$2B
Unified Communications	$.5B
Cyber	$1B
BI	$2B
Cloud	$2B

11 Significantly Increasing Our TAM

What is Needed to Maximize This Opportunity?
• Entrepreneurship with Experience, Passion, Staying
Power
• Compelling Technology and Value Proposition
• Better Market access in Enterprise and SP
• Broader Installed base
• Broader capabilities across Security, RAN, BI and PFS
• Scale, Size and Mindshare to match those of potential
Competitors, Challengers and Embedded/Legacy
Solutions
Leadership
Go To Market
Expertise
Scale, Scope
and Reach

Today’s Acquisition Accelerates NetScout’s 3.0
Journey…
• Danaher’s Communication business built a successful
franchise over the last 10 years
– Comprising of more than 12 technology companies, organized into
3 business units: TekComms, Arbor Networks, Fluke Networks
– $800M+ in combined annual revenues
– Track record of organic development complemented by strategic
M&A

ChemTreat, Inc.

TROJAN

HACH

GILBARCO VEEDER-ROOT

NAVMAN

teletrac

FLUKE.

Tektronix

Ormco

Kerr

Pelton & Crane

DEXIS

RADIOMETER

BECKMAN COULTER

Leica

Leica

Molecular Devices

AB SCIEX

ESKO

VIDEOJET

x-rite

PANTONE

KOLLMORGEN

THOMSON

Danaher / Communications Business Overview
TekComms – Better Access to Service Providers
Environmental
Industrial
Technologies
Dental
Life Sciences
& Diagnostics
Test &
Measurement
Water Quality
Gilbarco
Veeder-Root
Communications
Instruments
Diagnostics
Life Sciences
Product ID
Motion
Dental Products
and Services
Fluke
Networks
TekCom Arbor
Danaher – $19B Revenue, $50B Market Cap
(1)
Arbor Networks – Jump Starting our Cyber Security Initiative
Fluke Networks – Broader Access  in Enterprise
• HQ: Plano, Texas
• Leading provider of SP network monitoring solutions
• 125+ SP customers
• 4,000+ probes deployed worldwide, monitoring  500,000+ calls per second
• HQ: Burlington, MA
• Leading provider of network DDoS attack detection and
mitigation for SP and Enterprise networks
• 300+ SP customers
• Analyzes over 80TB/second of traffic worldwide
• HQ: Everett, WA
• Leading provider of network deployment and installation tools for SP and Enterprise installers
• 1,000s of customers
(1) 2013 revenue per company filings. Approximate market cap as of October 10, 2014..

Transaction Overview
Structure and
Consideration
Ownership
(2)
Board of
Directors
Management
Headquarters
Closing
Conditions
• NetScout to acquire Danaher’s Communications Group
• NetScout to issue 62.5 million shares, valued at approximately $2.6 billion
(1)
• Structured as Reverse Morris Trust
• Danaher shareholders: 59.5%
• NetScout shareholders: 40.5%
• Current NetScout Board to remain in place
• Anil Singhal to continue as Chairman of the Board
• James A. Lico, EVP of Danaher, to join the Board, expanding it to 8 directors
• NetScout CEO and other executives to continue in their respective roles
• Westford, MA
• Transaction anticipated to close in first 6 months of NetScout’s FY 2016, subject to NetScout shareholder and regulatory approvals, and receipt by
Danaher of a ruling by the U.S. Internal Revenue Service and opinions of counsel regarding certain tax matters
(1) Based on NetScout’s closing share price on October 10, 2014.
(2) Includes estimated RSUs to be issued to SpinCo employees.

NETSCOUT

DANAHER

Tektronix communications | FLUKE networks | ARBOR

The Combination – Financial Highlights
($ in millions)
For the 12 months ended
March 31, 2014
For the 12 months ended
December 31, 2013
(Unaudited)
Revenue $397 $836
Non-GAAP Operating Income $101 $199
% Non-GAAP Margin 25% 24%
• Ownership:  NetScout shareholders ~40%; Danaher shareholders ~60%
• Accretive in the first year of operation on a non-GAAP basis
• Guidance updated after transaction close
• Liquidity and capital deployment

The Combination – Value Creation
For Our
Customers
• Broader range of best-in-class solutions to address a range of complex IT management challenges – networking & security, monitoring & troubleshooting
• Extensive sales, service and support
• Proven experience in integrating acquired product lines
• Accelerates NetScout’s growth strategy
• Benefits of synergies
• Accretive in first year of combined operations
• Experienced and proven leadership
• Compatible engineering-centric, entrepreneurial cultures
• Professional growth and development
• Participate in company’s future success
For Our
Shareholders
For Our
Employees
A partner that is better equipped to meet our customers’ near and long-term requirements
Participation in the continued success of a strong, growth-oriented market leader
A place where your work contributes directly to our success

18 THANK YOU ******************* ******************* ******************* ******************* ******************* ******************* ******************* ******************* *******************

GAAP-Non-GAAP Reconciliations
(in thousands, except per share data) For the Fiscal Years Ended
March 31,
2011 2012 2013 2014
GAAP Revenue 290,540 $             308,679 $             350,550 $             396,647 $
Deferred revenue fair value adjustment 132                          312                          1,215                      558
Non-GAAP Revenue 290,672 $             308,991 $             351,765 $             397,205 $
GAAP Gross profit 229,179 $             243,007 $             276,542 $             312,134 $
Deferred revenue fair value adjustment 132                          312                          1,215                      558
Inventory fair value adjustment -                               -                               453                          -
Share-based compensation expense (1) 352                          419                          577                          969
Amortization of acquired intangible assets (2) 3,980                      4,651                      4,547                      3,333
Compensation for post combination services (4) - 10                            14                            34
Non-GAAP Gross profit 233,643 $             248,399 $             283,348 $             317,028 $
GAAP Income from operations 58,065 $              53,683 $               64,529 $               78,014 $
Deferred revenue fair value adjustment 132                          312                          1,215                      558
Inventory fair value adjustment -                               -                               453                          -
Share-based compensation expense (1) 6,439                      8,702                      9,580                      12,930
Amortization of acquired intangible assets (2) 5,887                      6,782                      7,424                      6,765
Business development and integration expense (3) 755                          4,347                      1,618                      523
Compensation for post combination services (4) - 438                          2,721                      2,215
Restructuring charges - 603                          1,065                      -
Non-GAAP Income from operations 71,278 $              74,867 $               88,605 $               101,005 $
GAAP Net income 37,265 $              32,428 $               40,609 $               49,106 $
Deferred revenue fair value adjustment 132                          312                          1,215                      558
Inventory fair value adjustment -                               -                               453                          -
Share-based compensation expense (1) 6,439                      8,702                      9,580                      12,930
Amortization of acquired intangible assets (2) 5,887                      6,782                      7,424                      6,765
Business development and integration expense (3) 755                          4,715                      1,618                      523
Compensation for post combination services (4) -                               438                          2,721                      2,215
Loss on extinguishment of debt (5) -                               603                          -                               -
Income tax adjustments (6) (5,021)                    (7,700)                    (8,671)                    (7,879)
Restructuring charges -                               690                          1,065                      -
Non-GAAP Net income 45,457 $              46,970 $               56,014 $               64,218 $
GAAP Diluted Net income per share 0.87 $                     0.76 $                     0.96 $                     1.17 $
Share impact of non-GAAP adjustments identified above 0.19                        0.34                        0.36                        0.36
Non-GAAP Diluted net income per share 1.06 $                     1.10 $                     1.32 $                     1.53 $
Shares used in computing non-GAAP diluted net income per share 42,973                    42,750                    42,322                    41,955
(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue 134 $                      192 $                      235 $                      228 $
Cost of service revenue 218                          227                          342                          741
Research and development 1,651                      2,486                      2,944                      4,361
Sales and marketing 2,527                      3,052                      3,035                      3,791
General and administrative 1,909                      2,745                      3,024                      3,809
Total share-based compensation expense 6,439 $                  8,702 $                   9,580 $                   12,930 $
(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue 3,980 $                  4,651 $                   4,547 $                   3,333 $
Operating expenses 1,907                      2,131                      2,877                      3,432
Total amortization expense 5,887 $                  6,782 $                   7,424 $                   6,765 $
(3) Business development and integration expense included in these amounts is as follows:
Cost of service revenue -                               10                            -                               -
Research and development -                               1,545                      15                            -
Sales and marketing -                               346                          10                            -
General and administrative 755                          2,446                      1,593                      523
Other income (expense), net -                               368                          -                               -